everest® VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by May 14, 2024 at 11:59 P.M., Eastern Time.

Online
Go to **www.investorvote.com/EG** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/EG

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2024 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors for a term to end in 2025.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - John J. Amore	☐	☐	☐	02 - Juan C. Andrade	☐	☐	☐	03 - William F. Galtney, Jr.	☐	☐	☐
04 - John A. Graf	☐	☐	☐	05 - Meryl Hartzband	☐	☐	☐	06 - Gerri Losquadro	☐	☐	☐
07 - Hazel McNeilage	☐	☐	☐	08 - Roger M. Singer	☐	☐	☐	09 - Joseph V. Taranto	☐	☐	☐

	For	Against	Abstain
2. To appoint KPMG, an independent registered public accounting firm, as the Company's independent auditor for the fiscal year ending December 31, 2024 and authorize the Company's Board of Directors, acting through its Audit Committee, to determine the independent auditor's remuneration.	☐	☐	☐
3. For the approval, by non-binding advisory vote, of the 2023 compensation paid to the NEOs.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03ZD8B

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/EG Notice of 2024 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting - May 15, 2024 The undersigned hereby appoints Juan C. Andrade and Ricardo Anzaldua, and each of them, as proxies of the undersigned, each with full power to act without the others and with full power of substitution, to vote all the Common Shares of EVEREST GROUP, LTD. held in the name of the undersigned at the close of business on March 18, 2024, at the Annual Meeting of Shareholders to be held on Wednesday, May 15, 2024, at Fairmont Hamilton Princess, 76 Pitts Bay Road, Hamilton, Bermuda at 10:00 a.m. (local time), and at any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, on the matters set forth hereon in accordance with any directions given by the undersigned and, in their discretion, on all other matters that may properly come before the Annual General Meeting, all in accordance with the accompanying Notice and Proxy Statement, receipt of which is acknowledged. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES LISTED AND FOR PROPOSALS 2 and 3. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. (Items to be voted appear on reverse side) Everest Group, Ltd. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Change of Address — Please print new address below. Comments — Please print your comments below. Non-Voting ItemsC + + 2024 Annual Meeting of Everest Group, Ltd. Shareholders Wednesday, May 15, 2024, 10:00 A.M. Local Time Fairmont Hamilton Princess, 76 Pitts Bay Road, Hamilton, Bermuda The proxy statement and annual report to shareholders are available at https://www.everestglobal.com/us-en/investor-relations/shareholder-resources/shareholder-proxy-materials